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                                                                   EXHIBIT 10.32

                   AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

         This Amendment to Real Estate Purchase Agreement (this "Amendment") is made as of this 31st day of December, 2001 by and between Syndicated Bloomington I LLC, a Delaware limited liability company ("Purchaser"), and Charles A. Beasley and Marjorie A. Beasley, residents of the State of Indiana ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have previously executed and delivered a Real Estate Purchase Agreement dated as of November 27, 2001 (the "Agreement") whereunder Purchaser has agreed to purchase from Seller and Seller has agreed to sell to Purchaser the Real Estate, which is commonly known as 4863 Vernal Pike, Bloomington, Monroe County, Indiana 47401 for a price of $3,500.000.00 to be paid pursuant to the terms and conditions of the Agreement (capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to those terms in the Agreement); and

         WHEREAS, the Agreement provides that the Closing is to occur no later than December 17, 2001, subject to extension to a date no later than December 31,2001 under certain conditions, which have been met; and

         WHEREAS, the parties desire to extend the Closing Date for the closing of the purchase and sale of the Property (but not the closing for the transactions contemplated by the Merger Agreement) to a date no later than January 25, 2001 upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, Purchaser and Seller hereby agree as follows:

         1. Purchaser has paid to Chicago Title Insurance Company the sum of $400,000.00 as an additional deposit against the Purchase Price, so that the amount set forth in Section 3(a) of the Agreement as the Deposit is hereby changed from $100,000.00 to $500,000.00, The amount set forth in Section 3(b) of the Agreement as the amount to be wire transferred by Purchaser to Seller at the Closing of the sale and purchase of the Property, subject to Closing adjustments and prorations, is hereby changed from $1,400,000.00 to $1,000,000.00.

         2. The Closing Date for the purchase and sale of the Property is hereby extended to a date no later than January 25, 2002. The closing of the transactions contemplated by the Merger Agreement will occur on or prior to December 31,2001 and, therefore, notwithstanding any provision to the contrary contained in the Agreement, will not occur simultaneously with the closing of the purchase and sale of the Property.

         3. Section 3(c) shall be modified and amended as follows: (i) by replacing the reference to $1,400,000 in the last sentence with a reference to $1,000,000 (so that Seller receives at the Closing of the sale and purchase of the Property the $500,000 Deposit and the $1,000,000 described in

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Section 3(b), subject to Closing adjustments and prorations); and (ii) by adding to the end of Section 3(c) the following proviso: "; provided, however, that as a result of the extension of the Closing beyond December 31, 2001, Purchaser shall pay Seller at Closing, in addition to all other amounts described in this
Section 3, by wire transfer of federal funds to a bank account(s) designated by Seller, the amount of additional principal and interest Seller has been required to pay on the Note beyond December 31, 2001, which will be approximately (but in excess of) Twelve Thousand Dollars ($12,000) per additional monthly payment."

         4. As modified hereby, all the terms and conditions of the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the date first set forth above.

                                  "PURCHASER"

                                  SYNDICATED BLOOMINGTON I LLC,
                                  a Delaware limited liability company

                                  By: /s/ Nick Pirgousis
                                      -----------------------------------
                                      ____________, Managing Director

                                  "SELLER"

                                  /s/ Charles A. Beasley
                                  ---------------------------------------
                                  Charles A. Beasley

                                  /s/ Marjorie A. Beasley
                                  ---------------------------------------
                                  Marjorie A. Beasley